EXHIBIT 99.1
Contacts:

Scott M. Tsujita (Investors)	Pete Schuddekopf (Media)
Hypercom Corporation	Hypercom Corporation
602.504.5161	602.504.5383
stsujita@hypercom.com	pschuddekopf@hypercom.com
FOR IMMEDIATE RELEASE
Hypercom Completes Acquisition of Thales SA’s e-Transactions
Business Line
Strengthens Position in Western Europe, Adds Talent to Global Team,
Accelerates Ability to Build Market Share
PHOENIX, April 1, 2008 — Hypercom Corporation (NYSE: HYC) today announced the completion of its acquisition of Thales SA’s e-Transactions business, bringing an expanded team of industry experts to lead the now nearly one-half billion dollar revenue company. The e-Transactions business line is a leading provider of secure card payment solutions in some of Europe’s largest markets, including France, Germany, Spain and the United Kingdom. With the acquisition, Hypercom becomes the second largest provider of electronic payment solutions and services in Western Europe, and solidifies its position as the third largest provider globally.
“We believe this is a transformative acquisition that will make Hypercom significantly more competitive. The acquisition will strengthen our ability to deliver high-caliber, high-security products to the market that we believe will meet or exceed our customers’ needs and out-perform the competition. We expect the combination will increase our scale, offer synergies and create an accretive cash EPS transaction within 24 months,” said Philippe Tartavull, Chief Executive Officer and President, Hypercom Corporation.
The combined company has pro forma revenue of approximately $500 million. With the completion of the acquisition, Hypercom becomes one of the top providers of integrated and unattended payment systems in Europe, with a presence in the retail petroleum, hospitality, vending and other specialized vertical markets. It holds a leading position in Germany, and becomes stronger in France, Spain, and the United Kingdom. The Company also gains entry into Belgium and adds to its position in Sweden.
About Hypercom (www.hypercom.com)
Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.
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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: (i) expected acquisition results and benefits; (ii) the Company’s ability to rationalize product lines, retain customers, retain key employees, obtain the synergies it anticipates, and obtain the ongoing services it needs from Thales; (iii) the Company’s expected future performance; (iv) market acceptance and performance of new products and services; (v) the Company’s market share and (vi) product and services performance, sales, revenues and profits. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, the ability to successfully integrate the technologies, operations and personnel of the acquired business in a timely manner; the ability to obtain the expected strategic and financial benefits from the acquisition; the ability to attract and retain qualified executives and directors; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as the Company’s subsequent reports on Forms 10-Q and 8-K, as may be amended from time to time. Forward-looking statements speak only as of the date made and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements. HYCP